EXHIBIT 10.15

SIXTH AMENDMENT TO CREDIT AGREEMENT

THIS SIXTH AMENDMENT TO CREDIT AGREEMENT (“Amendment”) is made and entered into by and between USANA Health Sciences, Inc., a Utah corporation (“Borrower”) and Bank of America, N.A., a national banking association (“Bank”).

Recitals

A.    Borrower and Bank are parties to that certain Credit Agreement dated March 26, 2001, as amended by that certain letter agreement dated January 25, 2002, by that certain First Amendment to Credit Agreement dated as of April 17, 2002, by that certain letter agreement dated May 8, 2002, by that certain letter agreement dated July 23, 2002 and by that certain Second Amendment to Credit Agreement dated as of August 21, 2002, by that certain Third Amendment to Credit Agreement dated as of December 27, 2002, by that certain Consent and Fourth Amendment to Credit Agreement dated as of July 8, 2003 and by that certain Fifth Amendment to Credit Agreement dated as of September 1, 2003 (as amended or otherwise modified, the “Credit Agreement”) pursuant to which, among other things, Bank made available a revolving line of credit in the amount of $10,000,000.

B.    Borrower has requested that Bank amend the Credit Agreement to permit Borrower to purchase, retire, or redeem additional amounts of its capital stock, which Bank has agreed to do on the terms and conditions herein contained.

NOW THEREFORE, in consideration of the foregoing, Borrower and Bank agree as follows:

Agreement

1.     DEFINED TERMS.  Capitalized terms not otherwise defined herein shall have the meanings given in the Credit Agreement.

2.     AMENDMENTS TO CREDIT AGREEMENT.  Section 9.6 and Section 9.7 of the Credit Agreement are amended and restated to read as follows:

9.6      Capital Structure.  Purchase, retire, or redeem any of its capital stock or otherwise effect any change in Borrower’s capital structure, except that:

(a)   at any time during the period commencing May 8, 2002 and ending December 31, 2003, Borrower may purchase, retire, or redeem its capital stock in an aggregate amount not to exceed (i) $20,000,000 minus (ii) the cumulative amount of cash dividends paid by Borrower on its capital stock during such period; and

(b)   during any fiscal year commencing on or after January 1, 2004, Borrower may purchase, retire, or redeem its capital stock in an aggregate amount not to exceed (i) $10,000,000 minus (ii) the cumulative amount of cash dividends paid by Borrower on its capital stock during such fiscal year.

9.7      Dividends.  Declare or pay any dividend on any class of Borrower’s capital stock, except that:

(a)   Borrower may declare or pay dividends payable in the form of its capital stock;

(b)   at any time during the period commencing May 8, 2002 and ending December 31, 2003, Borrower may declare and pay dividends in an aggregate amount not to exceed (i) $20,000,000 minus (ii) the cumulative amount of its capital stock that Borrower purchased, retired, or redeemed during such period; and

(c)   during any fiscal year commencing on or after January 1, 2004, Borrower may declare and pay dividends in an aggregate amount not to exceed (i) $10,000,000 minus (ii) the cumulative amount of its capital stock that Borrower purchased, retired, or redeemed during such period.

3.     CONDITIONS TO EFFECTIVENESS.  Notwithstanding anything contained herein to the contrary, this Amendment shall not become effective until each of the following conditions is fully and simultaneously satisfied:

(a)   Delivery of Amendment.  Borrower and Bank shall have executed and delivered counterparts of this Amendment to each other;

(b)   Corporate Authority.  Bank shall have received such evidence of corporate authority and action as Bank shall request demonstrating that the execution, delivery and performance of this Amendment has been duly authorized by Borrower;

(c)   Consent of Guarantor.  Wasatch Product Development, Inc., a Utah corporation, shall have executed the subjoined Consent of Guarantor;

(d)   Representations True; No Default.  The representations of Borrower as set forth in Article 7 of the Credit Agreement shall be true on and as of the date of this Amendment with the same force and effect as if made on and as of this date.  No Event of Default and no event which, with notice or lapse of time or both, would constitute an Event of Default, shall have occurred and be continuing or will occur as a result of the execution of this Amendment; and

(e)   Other Documents.  Bank shall have received such other documents, instruments, and undertakings as Bank may reasonably request.

4.     REPRESENTATIONS AND WARRANTIES.  Borrower hereby represents and warrants to Bank that each of the representations and warranties set forth in Article 7 of the Credit Agreement is true and correct in each case as if made on and as of the date of this Amendment and Borrower expressly agrees that it shall be an additional Event of Default under the Credit Agreement if any representation or warranty made hereunder shall prove to have been incorrect in any material respect when made.

5.     NO FURTHER AMENDMENT.  Except as expressly modified by this Amendment, the Credit Agreement and the other Loan Documents shall remain unmodified and in full force and effect and the parties hereby ratify their respective obligations thereunder.

6.     RESERVATION OF RIGHTS.  Borrower acknowledges and agrees that the execution and delivery by Bank of this Amendment shall not be deemed to create a course of dealing or otherwise obligate Bank to forbear or execute similar amendments under the same or similar circumstances in the future.

7.     MISCELLANEOUS.

(a)   Entire Agreement.  This Amendment comprises the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements, representations or commitments.

(b)   Counterparts.  This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same Agreement.

(c)   Governing Law.  This Amendment and the rights and obligations of the parties hereto shall be construed and interpreted in accordance with the internal laws of the State of Washington.

EXECUTED AND DELIVERED by the duly authorized officers of the parties as of the date first above written.

Dated as of December 1, 2003.

Borrower:	Bank:

USANA HEALTH SCIENCES, INC.	BANK OF AMERICA, N.A.

/s/ Gilbert A. Fuller	/s/ Mark N. Crawford
Gilbert A. Fuller, SVP & CFO	Mark N. Crawford, Senior Vice President

CONSENT OF GUARANTOR

Wasatch Product Development, Inc., a Utah corporation (“Guarantor”) is a guarantor of the indebtedness, liabilities and obligations of USANA Health Sciences, Inc., a Utah corporation (“Borrower”), under that certain Credit Agreement between Bank of America, N.A., a national banking association (“Bank”), and Borrower dated March 26, 2001 (as amended or otherwise modified, the “Credit Agreement”) and the other Loan Documents referred to in the within and foregoing Sixth Amendment to Credit Agreement (“Amendment”).  Guarantor hereby acknowledges that it has received a copy of the Amendment and hereby consents to its contents.  Guarantor hereby confirms that its guarantee of the obligations of Borrower remains in full force and effect, and that the obligations of Borrower under the Credit Agreement and the other Loan Documents shall include the obligations of Borrower under the Credit Agreement and the other Loan Documents as amended by the Amendment.

Dated as of December 1, 2003.

Guarantor:

WASATCH PRODUCT DEVELOPMENT, INC.

By	/s/ Gilbert A.Fuller
Gilbert A. Fuller, Treasurer